EXHIBIT 10.18(b)
March 28, 2008
Monsanto Company
800 N. Lindbergh Blvd.
St. Louis, MO 63167
Attn: Carl M. Casale

Re:	Renewal of EU Term of the Amended and Restated Exclusive Agency and Marketing Agreement dated as of September 30, 1998 between The Scotts Company LLC and Monsanto Company (“Agreement”).
Dear Mr. Casale:
The second EU Term described in Section 10.2(a)(2) of the Agreement expires on September 30, 2008.
The parties have agreed to modify and amend the terms of the Agreement to extend the EU Term by three (3) years (plus up to two additional automatic renewal periods of two (2) years each) rather than the seven (7) years contemplated by Section 10.2(a)(2) of the Agreement.
Accordingly, the parties agree that Section 10.2(a)(2) of the Agreement is hereby amended and restated to read as follows:
“(2) Following the renewal of the EU Term pursuant to Section 10.2(a)(1), the parties may mutually agree to renew the EU Term of this Agreement for an additional three (3) years, unless otherwise prohibited herein; provided, that, in the event that the EU Term is mutually renewed for an additional three (3) years as contemplated by this Section 10.2(a)(2), then subsequent to such three (3) year period, the EU Term shall be automatically renewed for up to two additional two (2) year periods unless, (i) in the case of the first such automatic two (2) year renewal period, Monsanto has provided the Agent with notice not later than six (6) months preceding the date on which the three (3) year renewal period terminates, that there has been a Regional Performance Default in the UK and France occurring after September 30, 2008 (provided that for purposes of calculating the time period for a Regional Performance Default, the three or two Program Year period as set forth in Section 10.4(b)(5) may begin prior to September 30, 2008), or (ii) in the case of the second such automatic two (2) year renewal period, Monsanto has provided the Agent with notice not later than six (6) months preceding the date on which such initial additional two (2) year period terminates, that there has been a Regional Performance Default in the UK and France occurring after September 30, 2011 (provided that for purposes of calculating the time period for a Regional Performance Default, the three or two Program Year period as set forth in Section 10.4(b)(5) may begin prior to September 30, 2011); and”
In consideration of the foregoing amendment to the Agreement, Scotts and Monsanto agree that the Business Unit responsible for the EU Countries and the Global Support Team shall develop a multi-year strategic plan (with appropriate balance of focus on the next program year vs. subsequent years) for the EU Countries, which plan should include an evaluation of reducing undesirable selling, general and administrative (“SG&A”) costs, while also considering the potential mutual benefits of maintaining or increasing desirable SG&A costs. The applicable Business Unit and the Global Support Team will provide such plans to the appropriate members of senior management of Monsanto and Scotts, and the two parties will collectively work to review and refine such plans by June 30, 2008 for final approval in connection with the Annual Business Plan for the 2009 Program Year.
Pursuant to Section 10.2(a)(2), as amended hereby, Scotts and Monsanto hereby mutually agree to renew the EU Term for the three (3) years contemplated by Section 10.2(a)(2), as amended.
Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement. Except as expressly set forth above, nothing herein shall limit or modify either the Agent’s or Monsanto’s rights under the Agreement, including without limitation Monsanto’s right to terminate the Agreement pursuant to Section 10.4.

Please execute this letter agreement in the space provided below and return this letter agreement to me by overnight delivery to my attention and by fax to (937) 644-7136.

Sincerely, THE SCOTTS COMPANY LLC
By:	/s/ James Hagedorn
James Hagedorn
President and Chief Executive Officer

ACKNOWLEDGED AND AGREED
MONSANTO COMPANY

By:	/s/ Carl M. Casale

Name:	Carl M. Casale
Title:	EVP, Strategy & Operations

cc:	Ag Counsel
Ronald A. Robins, Jr.

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